FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2022 RESULTS
•2022 FFO Guidance Increased $0.04 at the Midpoint to $2.21 to $2.25 Per Share/Unit
•Occupancy of 98.3%; Cash Rental Rates Up 30.9%; Cash Same Store NOI Grew 8.5%
•25% Cash Rental Rate Increase on 2022 Rollovers and New Leases Signed To-Date
•Started a 155,000 Square-Foot Development in the Inland Empire, Estimated Investment of $29 Million
•Started a Three-Building 1.8 Million Square-Foot Development at the Camelback 303 Joint Venture in Phoenix; Total Estimated Investment of $210 Million
•Completed $123 Million of Asset Sales in the Third Quarter; Exited Cleveland Market
•Closed $300 Million Unsecured Delayed Draw Term Loan

CHICAGO, October 19, 2022 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the third quarter of 2022. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.94, compared to $0.33 a year ago and third quarter FFO was $0.60 per share/unit on a diluted basis, compared to $0.51 per share/unit a year ago.

“Our team delivered another excellent quarter across our platform in leasing, investments, dispositions and capital markets,” said Peter E. Baccile, First Industrial's president and chief executive officer. “Industrial fundamentals remain strong and continue to support further rent growth.”

Portfolio Performance

•In service occupancy was 98.3% at the end of the third quarter of 2022, compared to 98.4% at the end of the second quarter of 2022, and 97.1% at the end of the third quarter of 2021.
•Cash rental rates increased 30.9% and increased 45.8% on a straight-line basis.
•Cash rental rate growth on the 98% of 2022 rollovers completed and new leases signed to-date is 24.6%.
•Same property cash basis net operating income before termination fees (“SS NOI”) increased 8.5%.

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Development Leasing

During the third quarter, the Company:
•Leased the remaining 110,000 square feet at the 219,000 square-foot First Park Miami Building 1 in South Florida. The lease is expected to commence upon completion in the first quarter of 2023.
•Leased 43,000 square feet at its 86,000 square-foot First Loop Logistics Park Building 3 in Central Florida. The lease is expected to commence upon completion in the fourth quarter of 2022.

Investment and Disposition Activities

In the third quarter, the Company:
•Commenced development of First Wilson Logistics Center II in the Inland Empire - 155,000 square feet; $29 million estimated investment.
•Acquired three sites in the Inland Empire, South Florida and Seattle for $40 million.
•Acquired three buildings totaling 120,000 square feet in Southern California and South Florida for $45 million.
•Commenced development of three buildings at its Camelback 303 business park joint venture in Phoenix totaling 1.8 million square feet; $210 million total estimated project cost.
•Sold eight buildings comprised of 1.6 million square feet for $123 million; exited the Cleveland market.

In the fourth quarter, the Company:
•Acquired two sites totaling 35 acres in the Inland Empire and in the Philadelphia market for $26 million.

“Our team continued to execute on key transactions that support our capital allocation goals, including the sale of the remainder of our Cleveland holdings, the proceeds from which we are redeploying into value-creating development investments in higher rent growth markets,” said Johannson Yap, First Industrial's chief investment officer.

Capital

On August 12, 2022, the Company:
•Closed a $300 million delayed draw unsecured term loan facility. The new and undrawn term loan has an initial maturity date of August 12, 2025 with two one-year extension options and, if borrowings were outstanding under the loan today, would provide for interest-only payments at an interest rate of SOFR plus a credit spread of 85 basis points based on the Company's current credit ratings and consolidated leverage ratio plus a SOFR adjustment of 10 or 15 basis points depending on the tenor of the interest period. The Company may borrow up to the full principal amount on or before August 11, 2023.

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Outlook for 2022

“Reflecting the strength of our performance, we are increasing the midpoint of our FFO per share guidance by $0.04,” said Mr. Baccile. “We remain focused on serving incremental supply chain requirements through our development investments and within our portfolio while driving cash flow growth for shareholders.”

	Low End of	High End of
	Guidance for 2022	Guidance for 2022
	(Per share/unit)	(Per share/unit)
Net Income	$2.33	$2.37
Add: Real Estate Depreciation/Amortization	1.09	1.09
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision (Including Joint Ventures) and Net of Joint Venture Noncontrolling Interest, Through October 19, 2022	(1.21)	(1.21)

FFO (NAREIT Definition)	$2.21	$2.25

The following assumptions were used for guidance:
•In service occupancy at year-end fourth quarter of 98.0% to 98.5%. This implies a full year quarter-end average in service occupancy of 98.2% to 98.3%. This assumes the lease-up of the 644,000 square-foot facility in Baltimore will now occur in 1Q23.
•Fourth quarter SS NOI growth on a cash basis before termination fees of 5.0% to 6.5%. This implies a quarterly average SS NOI growth for the full year 2022 of 9.3% to 9.7% for the full year, an increase of 75 basis points at the midpoint.
•Includes the incremental costs expected in 2022 related to the Company’s developments completed and under construction as of September 30, 2022. In total, the Company expects to capitalize $0.12 per share of interest in 2022, an increase of $0.02 per share.
•General and administrative expense of approximately $34.0 million to $35.0 million.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future investments or property sales
◦any future debt repurchases prior to maturity or future debt issuances, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, October 20, 2022 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (877) 870-4263 and entering the conference ID 10171701. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2022 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

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FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 68.4 million square feet of industrial space as of September 30, 2022. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2021, as well as those risks and uncertainties discussed from time to time in

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our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Statements of Operations and Other Data:
Total Revenues	$139,753	$121,082	$395,315	$354,739

Property Expenses	(35,775)	(33,396)	(106,050)	(98,386)
General and Administrative	(8,227)	(8,598)	(25,217)	(25,631)
Joint Venture Development Services Expense	(318)	—	(318)	—
Depreciation of Corporate FF&E	(255)	(257)	(711)	(657)
Depreciation and Other Amortization of Real Estate	(38,077)	(32,886)	(108,001)	(96,907)
Total Expenses	(82,652)	(75,137)	(240,297)	(221,581)
Gain on Sale of Real Estate	83,907	8,879	84,204	66,378
Interest Expense	(13,094)	(9,849)	(33,104)	(34,374)
Amortization of Debt Issuance Costs	(801)	(782)	(2,287)	(2,666)
Income from Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Provision	$127,113	$44,193	$203,831	$162,496
Equity in (Loss) Income of Joint Ventures (a)	(7)	(15)	118,182	(154)
Income Tax Provision (b)	(231)	(759)	(24,339)	(2,179)
Net Income	$126,875	$43,419	$297,674	$160,163
Net Income Attributable to the Noncontrolling Interests	(2,987)	(973)	(20,537)	(3,583)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$123,888	$42,446	$277,137	$156,580
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$123,888	$42,446	$277,137	$156,580
Depreciation and Other Amortization of Real Estate	38,077	32,886	108,001	96,907
Noncontrolling Interests	2,987	973	20,537	3,583
Gain on Sale of Real Estate	(83,907)	(8,879)	(84,204)	(66,378)
Gain on Sale of Real Estate from Joint Ventures (a)	—	—	(118,244)	—
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures (b)	105	337	24,348	1,888
Funds From Operations ("FFO") (NAREIT) (c)	$81,150	$67,763	$227,575	$192,580
Amortization of Equity Based Compensation	3,584	3,508	12,577	10,572
Amortization of Debt Discounts and Hedge Costs	104	104	312	312
Amortization of Debt Issuance Costs	801	782	2,287	2,666
Depreciation of Corporate FF&E	255	257	711	657
Non-incremental Building Improvements	(5,451)	(5,728)	(10,800)	(10,365)
Non-incremental Leasing Costs	(7,674)	(6,039)	(21,207)	(20,087)
Capitalized Interest	(4,117)	(3,814)	(12,551)	(8,150)
Capitalized Overhead	(2,330)	(1,658)	(7,622)	(4,737)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(7,919)	(3,417)	(17,210)	(12,597)
Adjusted Funds From Operations ("AFFO") (c)	$58,403	$51,758	$174,072	$150,851

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$123,888	$42,446	$277,137	$156,580
Interest Expense	13,094	9,849	33,104	34,374
Depreciation and Other Amortization of Real Estate	38,077	32,886	108,001	96,907
Income Tax Provision (Benefit) - Not Allocable to Gain on Sale of Real Estate (b)	126	422	(9)	291
Noncontrolling Interests	2,987	973	20,537	3,583
Amortization of Debt Issuance Costs	801	782	2,287	2,666
Depreciation of Corporate FF&E	255	257	711	657
Gain on Sale of Real Estate	(83,907)	(8,879)	(84,204)	(66,378)
Gain on Sale of Real Estate from Joint Ventures (a)	—	—	(118,244)	—
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures (b)	105	337	24,348	1,888
Adjusted EBITDA (c)	$95,426	$79,073	$263,668	$230,568
General and Administrative	8,227	8,598	25,217	25,631
FFO from Joint Ventures (a)	7	15	62	154
Net Operating Income ("NOI") (c)	$103,660	$87,686	$288,947	$256,353
Non-Same Store NOI	(12,507)	(4,571)	(22,761)	(13,484)
Same Store NOI Before Same Store Adjustments (c)	$91,153	$83,115	$266,186	$242,869
Straight-line Rent	(3,091)	(1,809)	(7,979)	(9,515)
Above (Below) Market Lease Amortization	(232)	(241)	(694)	(783)
Lease Termination Fees	(51)	(159)	(76)	(408)
Same Store NOI (Cash Basis without Termination Fees) (c)	$87,779	$80,906	$257,437	$232,163

Weighted Avg. Number of Shares/Units Outstanding - Basic	134,282	131,668	134,212	131,345
Weighted Avg. Number of Shares Outstanding - Basic	132,092	129,633	131,986	129,275

Weighted Avg. Number of Shares/Units Outstanding - Diluted	134,761	132,178	134,616	131,841
Weighted Avg. Number of Shares Outstanding - Diluted	132,176	129,722	132,057	129,362

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$123,888	$42,446	$277,137	$156,580
Less: Allocation to Participating Securities	(124)	(48)	(258)	(170)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$123,764	$42,398	$276,879	$156,410

Basic and Diluted Per Share	$0.94	$0.33	$2.10	$1.21

FFO (NAREIT) (c)	$81,150	$67,763	$227,575	$192,580
Less: Allocation to Participating Securities	(199)	(194)	(533)	(531)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$80,951	$67,569	$227,042	$192,049

Basic and Diluted Per Share/Unit	$0.60	$0.51	$1.69	$1.46

Common Dividends/Distributions Per Share/Unit	$0.295	$0.270	$0.885	$0.810

Balance Sheet Data (end of period):	September 30, 2022	December 31, 2021
Gross Real Estate Investment	$5,233,598	$4,646,444
Total Assets	4,864,392	4,179,098
Debt	1,980,000	1,610,020
Total Liabilities	2,377,948	1,930,726
Total Equity	2,486,444	2,248,372

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2022	2021	2022	2021
(a)	Equity in (Loss) Income of Joint Ventures
	Equity in (Loss) Income of Joint Ventures per GAAP	$(7)	$(15)	$118,182	$(154)
	Gain on Sale of Real Estate from Joint Ventures	—	—	(118,244)	—
	FFO from Joint Ventures	$(7)	$(15)	$(62)	$(154)

(b)	Income Tax Provision
	Income Tax Provision per GAAP	$(231)	$(759)	$(24,339)	$(2,179)
	Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Ventures	105	337	24,348	1,888
	Income Tax (Provision) Benefit - Not Allocable to Gain on Sale of Real Estate	$(126)	$(422)	$9	$(291)

(c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

We consider cash-basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2021 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2021 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.